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                                   EXHIBIT 4.1


                   Amended and Restated 1992 Stock Option Plan







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                             NOVELLUS SYSTEMS, INC.

                              AMENDED AND RESTATED

                             1992 STOCK OPTION PLAN



     1. PURPOSES OF THE PLAN. The purposes of this Amended and Restated 1992 Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to the Employees, Consultants and Outside Directors of the Company and to promote the success of the Company's business.

          The Plan provides Employees, Consultants and Outside Directors the opportunity to purchase or acquire shares of Common Stock pursuant to (i) options which may qualify as "incentive stock options," as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) options which are not described in Sections 422 of the Code, referred to as "nonstatutory stock options," (iii) a "restricted stock" agreement or, (iv) a "stock bonus", at the discretion of the Board and as reflected in the terms of the applicable written agreement.
     2.   DEFINITIONS.  As used herein, the following definitions shall apply:

          (a) "BOARD" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

          (b)  "COMMON STOCK" shall mean the Common Stock of the Company.

          (c) "COMPANY" shall mean Novellus Systems, Inc., a California corporation.
          (d) "COMMITTEE" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

          (e) "CONSULTANT" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services, and any director of the Company whether compensated for such services or not; provided that if and in the event the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the term Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company.

          (f) "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" shall, for the purposes of this Plan and the Options granted and Shares issued hereunder only, mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave (including

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leave on account of disability or military leave, provided that such sick leave or military leave is for a period or not more than 90 days, except as may otherwise be approved by the Board and specified in writing by the Company, or any other leave of absence approved by the Board and specified in writing by the Company, subject to any conditions of such approval). In the event that at the end of such leave the Employee or Consultant does not return to work for the Company, his employment or consulting relationship with the Company (and his Continuous Status as an Employee or Consultant) shall be deemed to have terminated as of the end of the leave period.

          (g) "DIRECTOR" shall mean a member of the Board of Directors of the Company.

          (h) "EMPLOYEE" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (i) "FAIR MARKET VALUE" means, as of any date, unless otherwise determined by the Committee in good faith, (i) the last sales price per share of Common Stock as reported by NASDAQ (or a successor system) or by the Wall Street Journal for such date (or if there is no trading on such date, then on the last preceding business day on which there was trading); (ii) if the Common Stock is listed on any stock exchange, the closing sales price for such Common Stock as quoted on such exchange for the date the Option is granted (or if there are no sales for such date, then on the last preceding business day on which there were sales); or (iii) the fair market value thereof, as determined in any other manner adopted in good faith by the Board.

          (j) "INCENTIVE STOCK OPTION" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (k) "NAMED EXECUTIVE" shall mean, for each taxable year of the Company, the Chief Executive Officer of the Company as of the close of such taxable year and each Employee whose total compensation is required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of such Employee being among the four (4) highest compensated Employees for such taxable year.

          (l) "NONSTATUTORY STOCK OPTION" means any Option that is not an Incentive Stock Option.

          (m)  "OPTION" shall mean a stock option granted pursuant to the Plan.

          (n) "OPTIONED STOCK" shall mean the Common Stock subject to an Option.


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          (o)  "OPTIONEE" shall mean an Employee, Consultant or Outside Director who receives an Option.

          (p) "OUTSIDE DIRECTOR" means a Director who is not an employee of the Company.

          (q) "PARENT" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.


          (r)  "PLAN" shall mean this 1992 Stock Option Plan.

          (s) "RESTRICTED SHARES" shall mean shares of Common Stock subject to restrictions, as defined in paragraph (b) of Section 19 of the Plan.

          (t) "SHARE" shall mean a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

          (u) "STOCK BONUS" shall mean the award of bonunses of Common Stock, as defined in paragraph (c) of Section 19 of the Plan.

          (v) "SUBCOMMITTEE" shall mean the special subcommittee of the Committee described in paragraph (d) of Section 4 of the Plan, if one is established.

          (w) "SUBSIDIARY" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of shares which may be optioned and/or sold under the Plan is 2,000,000 shares of Common Stock.

          If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. However, any shares sold under the Plan and subsequently repurchased by the Company shall not be available for new issuance pursuant to the Plan.

     4.   ADMINISTRATION OF THE PLAN.

          (a) PROCEDURE. Subject to Section 4(d) below, the Plan shall be administered by a Committee that is designated by the Board to administer the Plan. The Committee shall be constituted to permit the Plan to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any successor thereto ("Rule 16b-3") with respect to a plan intended to qualify thereunder as a discretionary plan. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size

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of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan.

          (b) POWERS OF THE COMMITTEE. Subject to the provisions of the Plan, and except as set forth in Section 8(c) with respect to grants of Options to Outside Directors, the Committee shall have the authority, in its discretion:
(i) to determine the Fair Market Value of the Common Stock; (ii) to determine, in accordance with Section 7(a) of the Plan, the exercise price per Share of Options to be granted; (iii) to determine the Employees and Consultants to whom, and the time or times at which, Options shall be granted and, subject to Section 8(d) of the Plan, the number of Shares to be represented by each Option; (iv) to interpret the Plan; (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, or any Option granted hereunder (including, but not limited to, any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option and/or the Shares relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion); (vi) to approve forms of agreement for use under the Plan;
(vii) to prescribe, amend and rescind rules and regulations relating to the Plan; (viii) to modify or amend each Option or accelerate the exercise date of any Option (with the consent of the Optionee); (ix) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

          (c) EFFECT OF COMMITTEE'S DECISION. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any Options.

          (d)  SUBCOMMITTEE.  Notwithstanding the foregoing provisions of this
Section 4, if the Committee at any time is not composed solely of two or more outside directors (as defined below), then any grant of an Option to a Named Executive shall be made only by a separate subcommittee of the Committee which shall be so composed (the "Subcommittee"). Any actions taken by the Committee under this Section 4 shall apply to Options held by a Named Executive only if also authorized by the Subcommittee. Solely for purposes of this Section 4(d), "outside directors" means directors other than (i) current employees of the Company or any Subsidiary, (ii) former employees of the Company or any Subsidiary who are currently receiving compensation for prior services (other than benefits under a tax-qualified pension plan), (iii) current or former officers of the Company or any Subsidiary, and (iv) persons currently receiving compensation for personal services in any capacity other than as a director. If the Subcommittee has not been formed pursuant to this Section 4(d), then all references to the Subcommittee herein shall be treated as references to the Committee.

     5.   ELIGIBILITY.

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          (a)  Nonstatutory Stock Options may be granted to Employees,
Consultants and Outside Directors. Incentive Stock Options may be granted only to Employees. An Employee, Consultant or Outside Director who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

          (b) Each Option shall be designated in the written agreement governing the Option as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate fair market value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.

          (c) For purposes of Section 5(b) hereof, Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (d) The Plan shall not confer upon any Optionee any right with respect to continuation of the employment or consulting relationship with the Company, nor shall it interfere in any way with the Optionee's right or the Company's right to terminate the Optionee's employment or consulting relationship at any time, with or without cause.

     6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 12 of the Plan.

     7.   EXERCISE PRICE AND CONSIDERATION.

          (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

               (i)  In case of an Incentive Stock Option

                    (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                    (B) granted to any Employee other than an Employee described in clause (i)(A) above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii)  In the case of a Nonstatutory Stock Option

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                    (A)  granted to a person who, at the time of the grant of
such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

                    (B) granted to a Named Executive, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                    (C) granted to any person other than a person described in clauses (ii)(A) or (B) above, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

               (iii) In the case of any Option granted on or after the effective date of registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act and prior to six months after the termination of such registration, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board at the time of grant and may consist entirely of cash, check, promissory note, other Shares of Common Stock which (i) either have been owned by the Optionee more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Sections 408 and 409 of the California Corporations Law. In making its determination as to the type of consideration to accept, the Board shall consider whether acceptance of such consideration may be reasonably expected to benefit the Company (Section 315(b) of the California Corporations Law).

     8.   OPTIONS.

          (a) TERM OF OPTION. Except as provided in Section 8(c)(iv)(A) hereof with respect to Options granted to Outside Directors, the term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the written agreement governing such Option. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the written agreement governing such Option.

          (b)  EXERCISE OF OPTION.

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               (i)  PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER.  Any Option
granted hereunder shall be exercisable and shall vest at such times and under such conditions as are determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. For purposes of this provision, an Incentive Stock Option shall be treated as outstanding until such Option is exercised in full or expires by reason of lapse of time.

          An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 7(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter shall be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised. Any Shares issued and sold pursuant to the Plan and repurchased by the Company shall not be available for reissuance under the Plan.


               (ii) TERMINATION OF STATUS AS AN EMPLOYEE OR CONSULTANT. If an Optionee's Continuous Status as an Employee or Consultant terminates or an Optionee is an Outside Director and he ceases to serve on the Board, other than by reason of death or total and permanent disability, the Optionee may, but only within three (3) months after the date he ceases to be an Employee, Consultant or Outside Director (as the case may be) of the Company (but in no event later than the date of expiration of the term of such Option as set forth in the written agreement governing the Option), exercise his Option to the extent that he was entitled to exercise the Option at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

               (iii)  DISABILITY.  Notwithstanding the provisions of
Section 8(b)(ii) above, (1) in the event of termination of Continuous Status as an Employee or Consultant or (2) in the event that an Outside Director ceases to serve on the Board, as a result of an Optionee's total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the

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date of expiration of the term of such Option as set forth in the written agreement governing the Option), exercise his Option to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

               (iv)  DEATH OF OPTIONEE.  In the event of the death of an
Optionee:

                    (1) If the Optionee dies during the term of his Option, where such Optionee is at the time of his death an Employee, Consultant or Outside Director of the Company and such Optionee at the date of death shall have been in Continuous Status as an Employee or Consultant or serving as an Outside Director since the date of grant of the Option, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the written agreement governing the Option), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the time of death; or

                    (2) If the Optionee dies within three (3) months after the termination of such Optionee's Continuous Status as an Employee or Consultant or within three (3) months after he ceases to serve as an Outside Director, then the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the written agreement governing the Option), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the right to exercise the Option had accrued at the date of termination.

          (c) GRANTS TO OUTSIDE DIRECTORS. All grants of Options to Outside Directors as set forth below shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

               (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of shares to be covered by Options granted to Outside Directors; provided, however, that nothing in this Plan shall be construed to prevent an Outside Director from declining to receive an Option under this Plan.

               (ii) On the day immediately following the annual meeting of shareholders of the Company, each Outside Director shall be automatically granted an Option to purchase 4,000 shares of Common Stock (as adjusted in accordance with Section 10 hereof) (a "Director's Option"), provided that at the date of grant of each Director's Option such person is an Outside Director; and provided, further, that sufficient shares are available under the Plan for the grant of such Director's Option.

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               (iii)  The terms of a Director's Option granted under this
Section 8(c) shall be as follows:

                    (A)  the term of the Director's Option shall be five
(5) years;

                    (B) the exercise price per share of Common Stock shall be 100% of the Fair Market Value on the date of grant of the Director's Option. However, if any Outside Director is, on the date of grant, the owner of Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, then the exercise price per share of Common Stock shall be 110% of the Fair Market Value on the date of grant of the Director's Option;

                    (C) the shares subject to each Director's Option shall be immediately exercisable.

               (iv) The provisions set forth in this Section 8(c) (and any other Sections of this Plan that affect the formula award terms required to be specified herein by Rule 16b-3) shall not be amended more than once in any six-month period, except to effect such amendments as may be necessary to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules and regulations promulgated thereunder.

          (d) NUMBER OF SHARES. The number of Shares subject to Options granted to an Employee in any taxable year shall not exceed 100,000 Shares; provided, that Options representing up to 200,000 Shares may be granted to an Employee in any taxable year in connection with the commencement of such Employee's employment with the Company.

     9. NON-TRANSFERABILITY OF OPTIONS. Options may not be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The designation of a beneficiary by an Optionee does not constitute a transfer. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee or by a transferee permitted by this Section 9.

     10.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

          (a) SPLITS, DIVIDENDS, COMBINATIONS, OR RECLASSIFICATIONS. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or

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reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, any outstanding Options shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board, and may give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

          (c) SALE OR MERGER. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, Options shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

     11. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     12.  AMENDMENT AND TERMINATION OF THE PLAN.

          (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code (or any other applicable law or regulation), or to the extent necessary to avoid non-deductibility of compensation income recognized upon exercise

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of an Option under Section 162(m) of the Code, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated unless otherwise mutually agreed between the Board and the Optionee, which agreement must be in writing and signed by the Company and the Optionee.

          (c) SHAREHOLDER APPROVAL. If any amendment requiring shareholder approval under Section 12(a) of the Plan is made subsequent to the first registration of any class of equity security by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in
Section 16(b) of the Plan.

     13. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, the Exchange Act and the rules and regulations promulgated thereunder, any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          In addition, issuance of Shares pursuant to the exercise of a Nonstatutory Stock Option shall be subject to satisfaction of applicable income and employee tax withholding requirements.

     14.  RESERVATION OF SHARES; COMPLIANCE WITH LAW.

          (a) The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

          (b) Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     15. OPTION AGREEMENTS. Options shall be evidenced by written option agreements in such form as the Board shall approve.

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     16.  SHAREHOLDER APPROVAL.

          (a) Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it must be obtained by the affirmative vote of the holders of a majority of the votes cast at a shareholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan; or if such shareholder approval is obtained by written consent, it must be obtained by the written consent of the holders of a majority of the outstanding shares of the Company entitled to vote on the Plan; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of shareholder approval if the Board determines, in its discretion after consultation with the Company's legal counsel, that such a lesser degree of shareholder approval will comply with all applicable laws.

          (b) If and in the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the shareholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

          (c) If any required approval of the Plan or any amendment thereto by the shareholders of the Company is solicited at any time otherwise than in the manner described in Section 16(b) hereof, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the later of (1) the first registration of any class of equity securities of the Company under
Section 12 of the Exchange Act or (2) the granting of an Option hereunder to an officer or director after such registration, do the following:

               (i) furnish in writing to the shareholders entitled to vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Plan or the amendment thereto were then being solicited) by the rules and regulations in effect under
Section 14(a) of the Exchange Act at the time such information is furnished; and

               (ii) file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in clause (c)(i) hereof not later than the date on which such information is first sent or given to shareholders.

     17. INFORMATION TO OPTIONEES. The Company shall provide or make available to each Optionee, during the period for which such person has one or more Options outstanding, copies of all annual reports and other information provided to all shareholders of the Company. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties on behalf of the Company ensure their access to equivalent information.

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     18.  SALE RESTRICTIONS.  In the event that Rule 16b-3 so requires, the following restriction shall be applicable to Optionees subject to Section 16(b) of the Exchange Act: No Optioned Stock may be sold by any Optionee subject to
Section 16(b) under the Exchange Act for at least six months after the grant of the Option pursuant to which such Optioned Stock was acquired. In the event that Rule 16b-3 does not require that the restriction set forth in the foregoing sentence be applied to Optionees subject to Section 16(b) of the Exchange Act, such restriction shall have no force or effect.

     19.  SALE OF RESTRICTED SHARES AND AWARDS OF STOCK BONUSES.

          (a) COMMITTEE AUTHORITY. Pursuant to the terms of this Section and the Plan, the Committee shall have the authority to grant the right to purchase Common Stock subject to restrictions ("Restricted Shares") and to award bonuses of Common Stock ("Stock Bonuses"), to eligible individuals in connection with the performance of services for the Company within the share limitation provided in Section 3. Individuals who shall be eligible to have granted to them Restricted Shares or Stock Bonuses shall be such Employees, Consultants, and Directors as the Committee, in its discretion, shall designate from time to time. Notwithstanding the foregoing, Outside Directors shall not be eligible to receive Restricted Shares or Stock Bonuses. The Committee shall determine the timing of grants of Restricted Shares and the award of Stock Bonuses, the terms thereof and the number of Shares to be granted or awarded.

          (b) RESTRICTED SHARES. Restricted Shares shall be issued for such consideration as the Committee deems appropriate; provided, however, that sales of Restricted Shares shall not be for less than the Fair Market Value of such Shares on the date the right to purchase the Shares is granted. Payment for Restricted Shares can be in any combination of cash, Common Stock or other consideration as determined by the Committee. Each sale of Restricted Shares pursuant to the Plan will be evidenced by a written Restricted Stock Purchase Agreement executed by the Company and the person to whom such Shares are sold. The Restricted Stock Purchase Agreement may contain such terms, provisions and conditions consistent with this Plan as may be determined by the Committee, including not by way of limitation, restrictions on transfer, forfeiture provisions, repurchase provisions, and vesting provisions. The Committee may amend any Restricted Stock Purchase Agreement, but any amendment which would adversely affect the shareholder's rights to the Shares shall not be made without his or her written consent. Shares subject to a Restricted Stock Purchase Agreement shall be transferable only as provided in such Agreement.

          (c) STOCK BONUSES. The Committee shall have the authority to grant Stock Bonuses consisting of a specified number of Shares to those eligible persons as selected by the Committee. The Committee shall have the discretion to impose restrictions on Shares awarded as Stock Bonuses. If Shares awarded as a Stock Bonus are subject to restriction, such Shares shall be issued subject to the terms of a Restricted Stock Bonus Agreement executed by the Company and the person to whom the Stock Bonus is awarded. The Restricted Stock Bonus Agreement may contain such terms, provisions, and conditions consistent with this Plan as may be determined by the Committee, including not by way of limitation, restrictions on transfer,

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forfeiture provisions, repurchase provisions, and vesting provisions.  The
Committee may amend any Restricted Stock Bonus Agreement, but any amendment which would adversely affect the shareholder's rights to the Shares shall not be made without his or her written consent. Shares subject to a Restricted Stock Bonus Agreement shall be transferable only as provided in such Agreement. The recipient of a Stock Bonus will not pay the Company for such Shares received but will include the Fair Market Value of such Shares on the date of grant in the recipient's net income.

          (d) WITHHOLDING TAXES. No grant of Restricted Shares or award of Stock Bonuses shall be delivered to any recipient until the recipient has made arrangements acceptable to the Committee for the satisfaction of federal, state, and local income and social security tax withholding obligations.







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